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                                                                Exhibit 10.1(h)

                           PREEMPTIVE RIGHTS AGREEMENT

      This Preemptive Rights Agreement (this "Agreement") is entered into as of September 25, 1996, between The Mentus Group, Inc., a Delaware corporation (the "Company"), and 21st Century Communications Partners, L.P., a Delaware limited partnership, 21st Century Communications T-E Partners, L.P., a Delaware limited partnerships and 21st Century Communications Foreign Partners, L.P., a Delaware limited partnership (collectively, the "Initial Investors").

            WHEREAS, the Company and the Investors have entered into certain Stock Purchase Agreement, dated as of the date hereof (the "Purchase Agreement"), pursuant to which, among other things, the Investors are purchasing from the Company, simultaneously with the execution and delivery of this Agreement on the date hereof, certain newly issued securities of the Company;

            WHEREAS, a condition to the execution and delivery of and the consummation of the transactions contemplated by the Purchase Agreement is the execution and delivery of this Agreement.

            NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, the parties hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

      Section 1.1 Definitions. Unless the context requires otherwise, capitalized terms used in this Agreement will have the meanings set forth below:

            "Act" means the Securities Act of 1933, as amended or any successor federal statute, and (unless the context otherwise indicates) the rules and regulations of the Commission promulgated hereunder, as they each may, from time to time, be in effect.

            "Affiliate" of a Person means any other Person that controls, is controlled by or is under common control with, such Person. For purposes of this definition, "control" means the ownership, directly or indirectly, of equity securities or other ownership interests in a Person by another Person, which represent the right to elect at least a majority of the directors (or similar officials) of such Person or the power to direct or cause the direction of the management and policies of such Person, whether by ownership of voting securities, contract or otherwise. For purposes of this Agreement, any Investor or group of Investors (whether or not affiliated with or otherwise related to each other and whether or not acting in concert with respect to any matter or matters) shall not be deemed an Affiliate of the Company or any of its Affiliates by reason of the ownership of any shares of capital stock of the Company or by reason of the possession or exercise of the right to elect
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directors of the Company or any other rights hereunder under any other
Transaction Document or otherwise.

            "Agreement" shall be as defined in the introductory paragraphs.

            "Board" means the Company's board of directors.

            "Business Day" means any day other than a Saturday or Sunday or a day on which banking institutions in New York, New York or Minneapolis, Minnesota are closed for business.

            "Common Stock" means the Common Stock, $.01 par value per share, of the Company and any capital stock into which such Common Stock may thereafter be changed, the capital stock of the Company of any other class (regardless of how denominated) which is also not preferred as to dividends or assets on liquidation over any other class of capital stock of the Company and which is not subject to redemption and except where the context otherwise indicates, shares of common stock or equivalent equity interests of any successor or acquiring entity received by or distributed to the holders of Common Stock of the Company in the circumstances contemplated by Section 7.4 of the Registration Rights Agreement.

            "Common Stock Rights" shall mean any Rights to subscribe for, purchase or otherwise acquire any share or shares of Common Stock.

            "Company" shall be as defined in the introductory paragraphs.

            "Fair Market Value" means, as to any securities or other assets or property, the price at which a willing seller would sell and a willing buyer would buy such securities, assets or property having full knowledge of the facts, in an arm's-length transaction without time constraints, and without being under any compulsion to buy or sell.

            "HSR Act" has the meaning set forth in the Purchase Agreement.

            "Initial Investors" shall be as defined in the introductory paragraphs.

            "Investors" means:

                  (i) Each Initial Investor;

                  (ii) any Qualified Institutional Investor who (A) at any time acquires any Series B Preferred Stock, Common Stock or any Rights to acquire Common Stock directly or indirectly from any Initial Investor or an Affiliate of an Initial Investor, (B) is designated by the transferor Investor, with the consent of a the Investor Representative, as an "Investor" in a written designation delivered to the Company


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            and (C) by written instrument reasonably satisfactory to the
            Investor Representative and the Company, becomes a party to this Agreement as an "Investor" hereunder;

                  (iii) any Affiliate of any Investor under clause (i) or (ii)
            who (A) at any time acquires any Series B Preferred Stock, Common Stock or any Rights to acquire Common Stock directly or indirectly from such Investor, (B) is designated by the transferor Investor, with the consent of a the Investor Representative, as an "Investor" in a written designation delivered to the Company and (C) by written instrument reasonably satisfactory to the Investor Representative and the Company, becomes a party to this Agreement as an "Investor" hereunder; and

                  (iv) in the case of any Investor which is a corporation,
            partnership or other Entity, any stockholders, partners or other owners of such Entity (or any liquidating or similar trust for their benefit) to whom any Series B Preferred Stock, Common Stock or Rights to acquire Common Stock held by such Entity are distributed or transferred in connection with the liquidation, dissolution or winding up of such Entity or any other required distribution pursuant to the provisions of the organizational or other governing document of such Entity.

            "Investor Representative" has the meaning set forth in the Stockholders' Agreement.

            "Issue Date" shall mean the date hereof.

            "Majority Investors" means, as of any time, any Investor who holds, or Investors who hold in the aggregate, at least a majority of the aggregate number of shares of Common Stock then held by all Investors, determined consistently with Section 2.1.

            "New Securities" means any shares of Common Stock or any Common Stock Rights proposed to be issued or sold by the Company at any time or from time to time.

            "New Securities Purchaser" has the meaning set forth in Section 2.1.

            "Number of Common Shares Outstanding" has the meaning set forth in
Section 2.1.

            "Person" means a human being or a corporation, partnership, limited liability company, trust, unincorporated organization, association or other entity.

            "Preissuance Notice" shall be a written notice given to the Investors pursuant to Section 2.1 no later than ten (10) Business Days prior to the date the Company plans to issue New Securities. Each Preissuance Notice shall (i) specify the kind and amount of New Securities proposed to be issued,
(ii) if such New Securities consist of or include Common Stock Rights, briefly describe the terms of such Common Stock Rights, (iii) identify each Person to whom such New Securities are proposed to be issued (each a "New Securities Purchaser"), if then known by the

Company, (iv) state the method or manner of issuance, (v) state the kind(s) and amount(s) of consideration for which such New Securities are proposed to be issued and the Board's determination of the Fair Market Value of any such consideration other than cash, (vi) describe any agreement or transaction between the Company or any of its direct or indirect Affiliates and the New Securities Purchaser or any of its direct or indirect Affiliates which was entered into or consummated at any time within the past year or is proposed to be entered into or consummated, (vii) state that the Company has informed each New Securities Purchaser of the existence and requirements of Article II and that each New Securities Purchaser has agreed that any issuance of New Securities to such New Securities Purchaser will be subject to the rights of the Holders pursuant to Article II and (viii) describe the other material terms and conditions of the proposed issuance of New Securities.

            "Purchase Agreement" shall be as defined in the introductory paragraphs.

            "Qualified Institutional Investor" means any Person described in paragraph (a)(1) of Rule 501 under Regulation D promulgated under the Securities Act or any affiliate of such Person.

            "Qualified IPO" shall be as defined in the Stockholders Agreement.

            "Qualifying Rights" means, as of any time, shares of the Series B Preferred Stock and all other Common Stock Rights which, by their terms, are exercisable for shares of Common Stock only upon the payment, conversion, surrender, exchange or delivery by the holder of additional consideration in cash or property in an amount or having a Fair Market Value per share of Common Stock which, as of such time, is equal to or less than the Fair Market Value per share of the Common Stock determined as of such time. Notwithstanding the foregoing, "Qualifying Rights" shall include any rights to acquire Common Stock granted to Thomas Pugliese or Gerard Joyce pursuant to their Employment Agreements with the Company, as amended through and in effect on the date hereof.

            "Registration Rights Agreement" shall mean the Registration Rights Agreement dated as of the date hereof between the Company, the Investors and certain stockholders of the Company as such agreement may be amended from time to time in accordance with its terms.

            "Rights" has the meaning set forth in the Registration Rights Agreement.

            "Series B Preferred Stock" means the Series B Senior Cumulative Compounding Convertible Redeemable Preferred Stock, par value $1.00 of the Company.


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

            "Transaction Documents" has the meaning set forth in the Purchase Agreement.

                                   ARTICLE II

                                PREEMPTIVE RIGHTS

      Section 2.1 Issuance of New Securities. If and whenever the Company issues any New Securities except as provided in Section 2.4 or Section 2.6, each Investor will have the right, but not the obligation, to purchase such New Securities up to an amount sufficient to permit it to maintain its percentage common equity interest in the Company (based on the Number of Common Shares Outstanding existing immediately prior to the issuance of the New Securities). The "Number of Common Shares Outstanding" as of any time means the sum of (i) the number of shares of Common Stock which then are actually issued and outstanding, plus (ii) the total number of additional shares of Common Stock which would then be issued and outstanding if it were assumed that all Qualifying Rights, if any, then held by the Investors and other holders of Qualifying Rights were then duly exercised in full (whether or not then exercisable). For purposes of this Agreement, each Investor shall be deemed to hold, as of any time, (i) all issued and outstanding shares of Common Stock then held by such Investor, (ii) all additional shares of Common Stock which would then be held by such Investor if it were assumed that all Qualifying Rights, if any, then held by such Investor had been duly and effectively exercised in full at and effective as of such time (whether or not then exercisable by their terms), (iii) all shares of Common Stock, if any, which such Investor then has a right to purchase pursuant to this Article II by virtue of any prior exercise of Investor's preemptive right pursuant to this Article II, in the case of clause
(ii) assuming that all adjustments to the kind, number and amount of shares of capital stock or other securities issuable upon exercise, exchange or conversion of any Qualifying Rights referred to in such clause required by reason of any event or transaction occurring at or prior to such time had been duly and effectively made as and when required by the terms thereof. If the Company desires to issue New Securities, it will first give Preissuance Notice thereof to each Investor stating the number of New Securities proposed to be issued, the total consideration to be received by the Company upon sale of the New Securities and any other material terms of the transaction. Within 10 Business Days after the receipt of such Preissuance Notice, each Investor may exercise its rights under this Section 2.1 by giving written notice to that effect to the Company. Failure to give such notice within that 10 Business Days period or failure to pay at the required time the purchase price for any New Securities as to which a right to purchase will have been exercised will constitute a waiver of the rights granted by this Section 2.1 as to the particular issuance of New Securities specified in the Company's Preissuance Notice.

      Section 2.2 Per Share Price; Valuations. The per share purchase price to be paid upon exercise of the rights granted under this Article II will be equal to the lowest per share consideration at which the New Securities are offered or proposed to be offered by the Company to any New Securities Purchaser. The consideration for which New Securities are offered or proposed to be offered will be determined as follows: (i) in case of the proposed issuance of New Securities for cash, the consideration to be received by the Company will be the amount of cash for which the New


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Securities are proposed to be issued and (ii) in case of the proposed issuance of New Securities in whole or in part for consideration other than cash, the value of the consideration to be received by the Company other than cash will be the Fair Market Value of that consideration as determined by the Board of Directors of the Company. If any Investor within five (5) days of receipt of any Preissuance Notice notifies the Company in writing that it objects to any statement of the Fair Market Value of any security or other property contained therein, the Company and the Investors shall attempt in good faith to agree on the Fair Market Value of such security or other property. If they are unable to so agree within five (5 ) Business Days after such notice of objection was given, then within five (5) Business Days thereafter, the Company and the Majority Investors shall select one appraiser and the Company and the Majority Investors shall submit to such appraiser (and each other) a brief written statement of their position regarding the matter in dispute and supporting arguments, and each shall be given a period of five (5) Business Days thereafter to submit to the other and to the appraiser a written response to such written statement of the other. Such appraiser shall within fifteen (15) days of the date of its selection, resolve such dispute by choosing either the position of the Company set forth in such written statement so submitted by the Company or the position of the Investors set forth in such written statement so submitted by the Majority Investors, whichever in the opinion of the appraiser, in its sole discretion, is more consistent with the purposes and intent of this Agreement. Decisions with respect to such determination made pursuant to this
Section 2.2 by the Majority Investors shall be binding on all Investors. Any determination of Fair Market Value for purposes of this Article II by agreement of the Company and the Majority Investors or by an appraiser appointed as provided in this Section 2.2 shall be final and binding on the Company, and each Investor for all purposes of this Article II. Promptly after any final determination of Fair Market Value pursuant to this Section 2.2, the Company shall give each Investor a written notice stating such Fair Market Value. Each appraiser shall be a nationally recognized appraiser or investment banking firm which has substantial experience in making appraisals similar to that being made, which is not directly or indirectly affiliated with the Company or any other Person who is a party to or otherwise interested in the event resulting in the need for such appraisal and which has no interest (other than the receipt of customary fees) in such event. In the event the appraiser agrees with the written statement submitted by the Investors, the fees and expenses of any appraiser appointed in connection with an appraisal pursuant to this Article II shall be paid by the Company. In the event the appraiser agrees with the written statement submitted by the Company, the fees and expenses of any appraiser appointed in connection with an appraisal pursuant to this Article II shall be paid by the Investors.

      Section 2.3 Representations, Warranties and Certain Covenants. In connection with each issuance of New Securities to any Investor pursuant to this
Article II, the Company shall, in the event the Company is making representations, warranties and/or covenants to the New Securities Purchaser, make to each Investor such representations, warranties, and covenants as are customarily made by issuers in similar instances (but which in no event shall be less favorable to the Investors than those contemplated by the Preissuance Notice or otherwise made to or for the benefit of any New Securities Purchaser) and each Investor shall be separately and independently entitled to rely on such representations and warranties, to the benefit of such covenants and to exercise all available rights and remedies in the event of any breach or violation of any such representations, warranties


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

and covenants. Any representations and warranties made by an Investor shall consist solely of such representations and warranties relating to (i) such Investor's authority to consummate the purchase of the New Securities from the Company and (ii) other similar representations and warranties as are customarily given by similarly situated purchasers of securities similar to those being purchased by an Investor in a similar transaction but no Investor shall be required to give any such representation or warranty which the New Securities Purchaser does not give. The representations, warranties, covenants and agreements of each Investor shall be several and not joint and the representations and warranties of the Investor and of the Company (unless, in the case of the Company, otherwise required by the New Securities Purchasers) and shall terminate upon the earlier of (i) the termination of any representation or warranty made by the New Securities Purchaser or by the Company and (ii) one year after closing. The right of each Investor to purchase the full number of New Securities which such Investor is entitled to purchase under this Article II shall not be subject to any conditions whatsoever, other than the payment of the purchase price therefor determined as provided herein, and the consummation of the transaction between the Company and the New Securities Purchaser. If any Investor shall fail for any reason to purchase any New Securities which it has elected to purchase, the sole right, remedy and recourse of the Company, the New Securities Purchaser, and the complying Investors, as the case may be, shall be the right of the Company to issue to the New Securities Purchaser and the other Investors, pro rata based on their respective participations in the transaction as determined pursuant to Section 2.1, additional New Securities equal in kind and number or other relevant amount to the New Securities which such Investor failed to purchase at the closing, in which event the Majority Investors may elect to postpone the closing for five
(5) Business Days. Unless the Company and any Investor otherwise agree, the closing of any issuance of New Securities to any Investor pursuant to this
Article II shall take place at the principal executive offices of the Company at 11:00 A.M., local time, on the later of (i) the thirtieth (30th) day following the expiration of the period of fifteen (15) Business Days after the later of
(A) the date of the relevant Preissuance Notice was given and (B) the date all disputes as to the valuations have been resolved and (ii) the fifteenth (15th) Business Day following the expiration of all applicable waiting periods, if any, under the HSR Act and the receipt of all consents, approvals and authorizations from governmental authorities or other Persons which the Majority Investors believe to be necessary or desirable in connection with the acquisition of the New Securities to be issued to the Investor. The Company shall execute such documents and instruments as may be necessary or reasonably requested to effectuate the issuance of New Securities to any Investor.

      Section 2.4 Limitations. The provisions of this Article II will not apply to (i) shares of Common Stock issued as a stock dividend to all holders of shares of Common Stock or upon any subdivision or combination of shares of Common Stock, (ii) securities issued for the acquisition by the Company of another entity or business by merger or such other transaction as would result in the ownership by the Company of not less than a majority of the voting power of the other entity or for the purchase of all the assets of an entity or business, (iii) shares of Common Stock or Rights that are sold by the Company pursuant to a bona fide public offering pursuant to a registration statement filed under the Act, (iv) shares of Common Stock or Rights issued pursuant to the Company's stock option plans in existence at the date of this Agreement or other such stock option plans as approved by the Majority Investors in accordance with the provisions of the Stockholders Agreement, (v) the


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shares of Series B Preferred Stock originally issued as of the Issue Date or any other Common Stock Rights or any shares of Common Stock issued upon conversion thereof, (vi) shares of Common Stock issued upon exercise of any Common Stock Rights as to which the Holders shall have been afforded the opportunity to exercise their rights of first refusal pursuant to this Article II, (vii) shares of Common Stock or Rights issued pursuant to the deferred compensation arrangements between the Company and certain officers of the Company as disclosed on the Schedule to the Purchase Agreement or (viii) shares of Common Stock issued upon exercise of Common Stock Rights outstanding on the Issue Date and disclosed on a schedule to the Purchase Agreement.

      Section 2.5 Terms of Payment of Purchase Price. Subject to Section 2.3 and the rest of this Section, each issuance of New Securities to each Investor must be on terms not less favorable to such Investor than the most favorable terms on which the Company issues or proposes to issue in the transaction in connection with which the preemptive right is being exercised New Securities to any New Securities Purchaser, any other Investor or any other Person (without discrimination based on differences in the number or amount of New Securities to be acquired). Without limiting the generality of the immediately preceding sentence, (i) each Investor must be given the same options and rights of election, if any, as to the kind(s) or amount(s) of consideration to be paid or delivered for New Securities as any other purchaser is given or was proposed to be given in the Preissuance Notice and (ii) the purchase price to be paid by each Investor upon exercise of its rights under this Article II will be paid upon terms which are not less favorable than those on which the New Securities are sold to any other purchaser, unless those terms provide for payment in a manner which could not reasonably be duplicated by any Investor, such as the transfer of specific property to the Company, in which event such payment will be in cash in an amount equal to the Fair Market Value of such specific property as determined by the Board of Directors in good faith. The giving of a Preissuance Notice shall constitute the representation and warranty by the Company to each Investor that (i) the proposed issuance is not subject to conditions, contingencies or material terms not disclosed in the Preissuance Notice or in the accompanying documents delivered therewith; and (ii) neither the amount or kind of consideration offered by the New Securities Purchaser for the New Securities nor any other terms of the proposed issuance or of any other transaction or proposed transaction with the New Securities Purchaser or any of its Affiliates have been established for the purpose of circumventing, increasing the cost of exercising or otherwise impairing any Investor's right of first refusal pursuant to this Article II or increasing the probability that any Investor's right of first refusal will not be exercised in full.

      Section 2.6 Issuance to Others Not Permitted Absent Compliance. If the Company does not issue and deliver, to each Investor, on on or before the 120th day after the date the applicable Preissuance Notice with respect to any proposed issuance of New Securities is given, all New Securities which such Investor is entitled to be issued in accordance with the provisions of this
Article II for any reason other than the failure of such Exercising Holder to tender the purchase price therefor if and when required by this Article II, then the Company shall not be entitled to issue any New Securities pursuant to the related Preissuance Notice. If, after compliance with Section 2.2, there remains any portion of the New Securities specified in a Preissuance Notice which have not been elected to be acquired by one or more Investors, the Company shall be entitled to issue such remaining portion to the Persons, in the manner and on terms and conditions not materially more favorable to the purchaser than those specified in such Preissuance Notice, but only if such issuance is consummated not later than the 120th day after the date such Preissuance Notice was given. If such issuance is not so consummated within such period, then the Company shall not be entitled to issue any such New Securities without again complying with the provisions of this Article II. Notwithstanding the foregoing provisions of this Article II, unless a binding purchase agreement entered into pursuant to this Article II by the Company and such Investor otherwise provides, the Company may, without liability to any Investor, abandon the proposed issuance of New Securities.

      Section 2.7 Rights Apply to Each Issuance of New Securities. The provisions of this Article II shall apply successively to each and every issuance or proposed issuance of any New Securities.

                                   ARTICLE III

                                  MISCELLANEOUS

      Section 3.1 Binding Effect; Assignability. This Agreement and all of the provisions hereof including the exhibits hereto shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, transferees and executors, administrators and heirs; provided that, except as otherwise specifically permitted or required pursuant to this Agreement, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by the Company without the prior written consent of the Majority Investors. Notwithstanding anything in the foregoing to the contrary, any Initial Investor may at any time or from time to time assign a proportionate part of its rights, interests or obligations hereunder to any transferee of any shares of Common Stock or Common Stock Rights held by such Investor provided that such transferee meets the qualifications set forth under the definition of "Investor" herein.

      Section 3.2 Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers of or consents to departures from the provisions hereof may not be given unless approved in writing by the Company and the Majority Investors.

      Section 3.3 Governing Law. This Agreement and the validity, interpretation and performance of the terms and provisions hereof shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the provisions thereof relating to choice or conflict of laws, except to the extent that the laws of the jurisdiction of incorporation of the Company shall be mandatorily applicable.

      Section 3.4 Interpretation. The headings of the articles and sections contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not affect the meaning or interpretation of this Agreement.


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

      Section 3.5 Notices. All notices and other communications required or permitted by this Agreement shall be in writing, and (i) if to the Company, to The Mentus Group, Inc., 9531 West 78th Street, Minneapolis, MN 55344, Attention:
Chairman, or to such other address as the Company may designate in a written notice to the Investor Representative or (ii) if to any Investor, to the Investor Representative at such address as the Investor Representative may from time to time specify by written notice to the Company. All notices and other communications required or permitted by this Agreement shall be deemed to have been duly given if personally delivered to the intended recipient at the proper address determined pursuant to this Section 3.5 or sent to such recipient at such address by registered or certified mail, return receipt requested, Express Mail, Federal Express or similar overnight delivery service for next Business Day delivery or by telegram, telex or facsimile transmission and will be deemed given, unless earlier received: (1) if sent by certified or registered mail, return receipt requested, five calendar days after being deposited in the United States mail, postage prepaid; (2) if sent by Express Mail, Federal Express or similar overnight delivery service for next Business Day delivery, the next Business Day after being entrusted to such service, with delivery charges prepaid or charged to the sender's account; (3) if sent by telegram or telex or facsimile transmission, on the date sent and (4) if delivered by hand, on the date of delivery.

      Section 3.6 No Implied Waivers. No action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained herein or made pursuant hereto. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by any party to exercise any right or privilege hereunder shall be deemed a waiver of such party's rights or privileges hereunder or shall be deemed a waiver of such party's rights to exercise the same at any subsequent time or times hereunder.

      Section 3.7 Entire Agreement. This Agreement (together with the Schedules hereto) and the other Transaction Documents constitutes the entire agreement of the parties with respect to the specific subject matter hereof, and supersedes all prior agreements and undertakings, both written and oral, among the parties with respect to such specific subject matter.

      Section 3.8 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same agreement.

      Section 3.9 Further Assurances. Each party shall cooperate and take such actions as may be reasonably requested by another party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

      Section 3.10 Specific Performance; Injunctive Relief. In addition to any other rights or remedies which may be available at law, in equity or by contract, any Investor shall be entitled to obtain in any court of competent jurisdiction specific performance of, or an injunction or other order restraining any act or proposed act by the Company or any Investor which would result in a violation of, any of the terms or provisions of any of the Company's or such Investor's covenants, agreements or obligations hereunder, it being agreed by the parties that the remedy at law, including monetary damages, for breach of such provision will be inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived. The rights and remedies herein expressly provided are cumulative and not exclusive of any other rights or remedies which any party would otherwise have pursuant to any other Transaction Document, at law, in equity, by statute or otherwise.

      Section 3.11 Severability. If any provision of this Agreement or the application thereof to any person or circumstance is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, provided, that if any provision hereof or the application thereof shall be so held to be invalid, void or unenforceable by a court of competent jurisdiction, then such court may substitute therefor a suitable and equitable provision in order to carry out, so far as may be valid and enforceable, the intent and purpose of the invalid, void or unenforceable provision and, if such court shall fail to decline to do so, the parties shall negotiate in good faith in an effort to agree upon such a suitable and equitable provision. To the extent that any provision shall be judicially unenforceable in any one or more states, such provision shall not be affected with respect to any other state, each provision with respect to each state being construed as several and independent.

      Section 3.12 Rights and Obligations Several, Not Joint. No Investor shall have any obligation or liability with respect to any other Investor's liabilities or obligations hereunder, and each Investor shall be separately and independently entitled to rely on the representations and warranties of each other party made to the Investors or such Investor in this Agreement to the benefit of all agreements, covenants, obligations and commitments of each other party made with or to the Investors or such Investor or herein.

      Section 3.13 Consent to Jurisdiction; Service of Process. To the fullest extent permitted by applicable law, each party hereto hereby irrevocably and unconditionally (i) submits, for itself and its property, to the nonexclusive jurisdiction of any New York State or Federal court sitting in New York City (and of any appellate court to which an appeal of any judgment, order, decree or decision of any such court may be taken) in any suit, action or proceeding arising out of or relating to this Agreement or for recognition or enforcement of any judgment rendered in any such suit, action or proceeding, (ii) waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding in any such court, including any claim that any such suit, action or proceeding has been brought in an inconvenient forum, (iii) waives all rights to a trial by jury in any such suit, action or proceeding,
(iv) waives personal service of any summons, complaint or other process by any means, manner or method other than in the manner provided for the giving of notices to such party in Section 3.5, and agrees that any process served upon such party in such manner provided for in Section 3.5 shall have the same validity and legal force and effect as if served upon such party personally within the State of New York and (iv) if any such party at any time is not a resident of the State of New York, agrees to appoint and maintain the appointment of an agent in the State of New York as such party's agent for service and acceptance of legal process in connection with any such action, suit or proceeding with the same validity and legal force and effect as if served upon such party personally within the State of New York, and to notify promptly each other such party of the name and address of such agent.

      Section 3.14 Facsimile Signatures. This Agreement may be executed by facsimile signatures.

      Section 3.15 Attorneys' Fees. In any action or proceeding brought to enforce any provision of this Agreement, and in any action or proceeding otherwise arising under or with respect to this Agreement, the successful party shall be entitled to recover reasonable attorneys' fees in addition to any other available remedy.

      Section 3.16 Termination of Agreement. This Agreement shall terminate on the occurrence of a Qualified IPO.

      Section 3.17 Terms Generally; Certain Rules of Construction. The definitions of terms contained in this Agreement shall apply equally to both the singular and plural forms of the terms defined and words in the singular include the plural and words in the plural include the singular. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The words "herein", "hereof" and "hereunder" and words of similar import refer to this Agreement in its entirety and not to any part hereof unless the context shall otherwise require. All references herein to Sections shall be deemed references to Sections of this Agreement unless the context shall otherwise require. Unless otherwise expressly provided herein or unless the context shall otherwise require, any references as of any time to any agreement or other instrument or document or to any statute or regulation or any specific section or other provision thereof are to it as amended and supplemented through such time (and, in the case of a statute or regulation or specific section or other provision thereof, to any successor of such statute, regulation, section or other provision). Any reference herein to a "day" or number of "days" (without the explicit qualification of "Business") shall be interpreted as a reference to a calendar day or number of calendar days. If any action or notice is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action or notice shall be deferred until, or may be taken or given on, the next Business Day. Unless otherwise expressly provided herein or unless the context shall otherwise require, any provision of this Agreement using a defined term which is based on a specified characteristic, qualification, feature or status shall, as of any time, refer only to such Persons who have the specified characteristic, qualification, feature or status as of that particular time. Whenever used with respect to any New Security or any other security, the word "issue" includes any issuance, sale or other method of transfer or delivery thereof, whether such New Security or other security is newly issued or is a treasury share and variants of such word (including "issued", "issuance" or "issuable") shall have correlative meanings. When used with reference to any Right, the term "exercise" shall mean to exercise the right to exchange or convert such Right for or into, subscribe for, purchase or otherwise acquire shares of Common Stock or other securities represented by such Right, and variants of such word (including "exercised" and "exercisable") shall have correlative meanings.

                     (Signatures continue on the next page)

            IN WITNESS WHEREOF, this Preemptive Rights Agreement has been signed by and on behalf of each of the parties hereto, all as of the date first above written.

                                    THE MENTUS GROUP, INC.


                                    By:_________________________________________
                                    Name:
                                    Title:


                                    21ST CENTURY COMMUNICATIONS
                                     PARTNERS, L.P.

                                    By: SANDLER INVESTMENT
                                        PARTNERS, L.P., General Partner

                                    By: SANDLER CAPITAL MANAGEMENT,
                                        General Partner

                                    By: MJM MEDIA CORP., General Partner


                                    By:_________________________________________
                                       Michael J. Marocco
                                       President


                                    21ST CENTURY COMMUNICATIONS T-E
                                    PARTNERS, L.P.

                                    By: SANDLER INVESTMENT
                                        PARTNERS, L.P., General Partner

                                    By: SANDLER CAPITAL MANAGEMENT,
                                        General Partner

                                    By: MJM MEDIA CORP.,
                                        General Partner


                                    By:_________________________________________
                                        Michael J. Marocco
                                        President

                                    21ST CENTURY COMMUNICATIONS
                                    FOREIGN PARTNERS, L.P.

                                    By: SANDLER INVESTMENT
                                        PARTNERS, L.P., General Partner

                                    By: SANDLER CAPITAL
                                        MANAGEMENT, General Partner

                                    By: MJM MEDIA CORP., a General Partner


                                    By:_________________________________________
                                        Michael J. Marocco
                                        President